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                                                                    Exhibit 23.3


Board of Directors
Golden Sky Holdings, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


                                   /s/ KPMG LLP


Kansas City, Missouri
March 16, 2000